THIRD AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT to the Fund Participation Agreement ("Agreement") dated as of June 30, 1999, as amended, by and among Nationwide Financial Services, Inc., on behalf of its subsidiaries listed on Exhibit A (collectively, "Nationwide"), Victory Capital Management Inc. ("VCM"), the current adviser to the Funds, Victory Variable Insurance Funds ("Trust"), a Delaware statutory trust, on behalf of the mutual funds listed on Exhibit A (the "Funds") and Victory Capital Services, Inc. fka Victory Capital Advisers, Inc.("Distributor"), is effective as of February 25, 2022.

WHEREAS, pursuant to Section 22, the parties desire to amend said Agreement in the manner hereinafter set forth; and

WHEREAS, any defined term(s) set forth in this amendment shall have the same meaning as set forth in the Agreement, unless they are changed by this Amendment; and,

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.Notices. The Notice section of the Agreement is hereby updated with the following information:

Nationwide Financial Services, Inc. One Nationwide Plaza, 5-02-210V Columbus, Ohio 43215

Attention: VP Head of Fund Operations

2.Exhibit B to the Agreement is deleted in its entirety and replaced with the attached Exhibit B.

3.Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NATIONWIDE FINANCIAL SERVICES, INC.

/s/ Leland W. Cummings By: Leland W. Cummings

Title: VP, Head of Fund Operations

VICTORY VARIABLE INSURANCE FUNDS

/s/ Chris Dyer By: Chris Dyer Title: President

VICTORY CAPITAL SERVICES, INC.

/s/ Peter Scharich By: Peter Scharich Title: President

VICTORY CAPITAL MANAGEMENT INC.

/s/ Michael Policarpo By: Michael Policarpo Title: CCO

EXHIBIT B

FUNDS

All current and future funds available for sale through the Variable Products, including but not limited to any funds listed below.

FUND NAME	CUSIP
Victory High Yield VIP Series I	92647D719
Victory RS International VIP Series I	92647D685
Victory RS Large Cap Alpha VIP Series I	92647D743
Victory RS Small Cap Growth Eq VIP Ser I	92647D669
Victory S&P 500 Index VIP Series I	92647D727
Victory Sophus Em Mkts VIP Series I	92647D677